As filed with the Securities and Exchange Commission on May 11, 2001   Reg.
                                   No. 33


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                  _________________________________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                     ___________________________________

                       Millennium Plastics Corporation
           (Exact name of registrant as specified in its charter)

     Nevada                                            88-0422242
(State or other jurisdiction of                        (I.R.S. Employer
Incorporation or organization)                         identification No.)


                            6265 S. Stevenson Way
                           Las Vegas, Nevada 89120
                  (Address of principal executive offices)
              ________________________________________________

                      Advisory and Consulting Agreement
                            (Full title of plan)
                      ________________________________

                                Paul Branagan
                                  President
                            6265 S. Stevenson Way
                           Las Vegas, Nevada 89120
                   (Name and address of agent for service)

                               (702) 454-2121
        (Telephone number, including area code of agent for service)

                                  Copy to:
                            Owen Naccarato, Esq.
                         19600 Fairchild, Suite 260
                              Irvine, CA 92612
                    (949) 851-9261 / (949) 851-9262 (fax)

                       CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
                                   maximum        maximum
Title of securities  Amount to     offering      aggregate      Amount of
to be registered         be         price         offering    registration
                     registered   per share        price           fee
Common Stock
( $.001 par value )  2,500,000      $0.28         $700,000       $175.00

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low trading price as of May 10, 2001.

                                   PART I

            INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.        Plan Information

            INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*

              *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Millennium Plastics Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended March 31, 2000 (Commission File No. 665923):

     (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended March 31, 2000 through the date hereof; and

     (c) the Registrant's Form 10SB12G filed 8/30/99 which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

      Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectus.

         The Company shall furnish without charge to each person to whom a prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: David E. Calkins, President, PACEL Corp., 8870 Rixlew Lane, Suite 201, Manassas, Virginia 20109-3795, telephone number
(703) 257-4759.

         All information appearing in this registration statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or by reference.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officer

       1. Section 145 of the Nevada General Corporation Laws ("NGCL") provides, in relevant part, as follows: "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

2. We have provided for indemnification of our directors or officers in its organizing documents.

Commission Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 11.

Item 9. Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 11, 2001.

                                   Millennium Plastics Corporation.

                                   /s/ Paul Branagan
                                   Paul T. Branagan
                                   President

Each person whose signature appears below hereby constitutes and appoints Paul T. Branagan as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                     Date

/s/ Paul Branagan              President, Director             May 11, 2001
---------------------------
Paul T. Branagan

/s/ Jocelyn Carnegia           Director                  May 11, 2001
---------------------------
Jocelyn Carnegie

/s/ James Arnold               Director                  May 11, 2001
---------------------------
James Arnold

/s/ Donato Grieco              Director                  May 11, 2001
---------------------------
Donato Grieco

/s/ Bayan Giltsoff             Director                  May 11, 2001
---------------------------
Bayan Giltsoff

                              INDEX TO EXHIBITS



     Exhibit NO.
                  Description


     4.1       Advisory and Consulting Agreement

     5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

     23.1      Consent of Independent Public Accountants.

     23.2      Consent of Counsel (included as part of Exhibit 5.1)